Exhibit  10.31


           THE TRANSFER OF THIS WARRANT IS RESTRICTED
                 AS PROVIDED IN SECTION 7 AND 8


                               GRANT DATE:  November 29, 1999


                WARRANT AGREEMENT AND CERTIFICATE
              TO PURCHASE SHARES OF COMMON STOCK OF
                      3PF.COM, INCORPORATED

     In consideration of a $4 million loan from Bill LeVine ("Creditor") to Rentrak Corporation, of which approximately $2.5 million of the proceeds were used to fund the operations of 3PF.COM, INC., a Delaware corporation whose principal place of business is located at One Airport Center, 7700 N. E. Ambassador Place, Portland, Oregon 97220 (the "Company"), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company grants to Holder the right, subject to the terms and conditions of this Warrant, to purchase at any time and from time to time during the period commencing November 29, 1999 (the "Grant Date") and ending on November 30, 2000, (the "Expiration Date"), Fourteen Thousand Eight Hundred and Fourteen (14,814) shares of fully paid and nonassessable shares of Common Stock of the Company (the "Shares") for a purchase price of $6.75 per share, which is equal to an aggregate purchase price of Ninety-Nine Thousand Nine Hundred Ninety-Four Dollars and Fifty Cents ($99,994.50), (the "Exercise Price").

     Section 1. DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

     1.1 "Basic Exercise Price" means the price at which each Warrant Share may be purchased upon exercise of this Warrant as stated in the first sentence of this Warrant.

     1.2 "Blue Sky Law" means the laws and regulations of any state or other jurisdiction applicable to any sale by or for the account of the Holder of all or part of this Warrant or any of the Warrant Shares.

     1.3 "Common Stock" means the Common Stock ($.001 par value) of the Company, and for purposes of Sections 7.1(a) through (d) also has the meaning set forth in Section 7.1(f).

     1.4 "Exercise Date" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2.

     1.5 "Exercise Period" means the period commencing on the Grant Date and ending on the Expiration Date.

     1.6 "Exercise Price" means the Basic Exercise Price, provided, however, that if an adjustment is required under
Section 7 of this Warrant, then the "Exercise Price" means, after each such adjustment, the price at which each Warrant Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

     1.7 "Expiration Date" means the Expiration Date as described on the first page of this Warrant.

     1.8 "Grant Date" means the date this Warrant was first granted as stated at the beginning of this Warrant.

     1.9 "Holder" means initially Creditor and his subsequent transferee.

     1.10 "Related Warrant" means any other Warrant executed and delivered by the Company on terms identical with the terms of this Warrant (except as to the identity of the Holder, number of Warrant Shares or execution date) that is granted pursuant to
Section 2 or Section 7 of this Agreement.

     1.11 "Related Warrant Shares" means any shares of Common
Stock or other securities issued or issuable upon exercise of any Related Warrant.

     1.12 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations that replace the Securities Act or any such rules and regulations.

     1.13 "Warrant" means this Common Stock Warrant and each previously executed and cancelled Common Stock Warrant, if any, for which this Warrant has been exchanged.

     1.14 "Warrant Shares" means any shares of Common Stock or other securities issued or subject to issuance upon exercise of this Warrant or upon exchange of a Warrant Share for Warrant
Shares of different denominations.

     Section 2.  DURATION AND EXERCISE OF WARRANT.

     2.1 Exercise of Warrant. This Warrant shall be immediately exercisable by Holder, in whole or in part, at any time on or after the Grant Date and on or before the Expiration Date.

     This Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period, by (i) surrendering this Warrant to the Company, (ii) tendering to the Company the payment due with regard to the Exercise Price for the Warrant Shares for which exercise is made, and (iii) executing and delivering to the Company the attached Exercise Form. In the event of a partial exercise, the aggregate purchase price shall be adjusted pro rata to take into account such partial exercise and a Related Warrant shall be issued to Holder for the unexercised portion of the Warrant.

     2.2 Certificates. Within a reasonable time but no more than 15 days after exercise, certificates for such Warrant Shares shall be delivered to the Holder.

     2.3 Securities Act Compliance. Unless the issuance or transfer of the Warrant Shares shall have been registered under the Securities Act, as a condition of its delivery of the certificates for the Warrant Shares, the Company may require the Holder (including any transferee of the Warrant Shares in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the purchaser's sophistication, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and the Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder (including such transferee):

     "The securities represented by this certificate have been issued without registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and the Blue Sky Laws of any jurisdiction. Such securities may not be sold, assigned, transferred or otherwise disposed of, beneficially or on the records of the Company, unless the securities represented by this certificate have been registered or qualified under the Securities Act and applicable Blue Sky Laws or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required."

The Company need not register a transfer of this Warrant or the Warrant Share unless the conditions specified in such legend and in Section 8 are satisfied.

     Section 3.  VALIDITY AND RESERVATION OF WARRANT SHARES.

     The Company covenants that this Warrant and all shares of Common Stock issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights. The Company agrees that so long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of Warrant Shares to provide for exercise in full.

     Section 4.  FRACTIONAL SHARES.

     No fractional Warrant Share shall be issued upon the exercise of this Warrant. With respect to any fraction of a Warrant Share otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price.

     Section 5.  LIMITED RIGHTS OF THE WARRANT HOLDER.

     The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall have been issued certificates representing the Warrant Shares and the Holder shall be deemed to be the holder of record of Warrant Shares as provided in this Warrant, at which time the person or persons in whose name or names the certificate or certificates for Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of such shares for all purposes.

     Section 6.  ANTI-DILUTION PROTECTION

     6.1 Certain Recapitalization; Stock Splits; Reverse Stock Splits. If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall effect a recapitalization of such character that the outstanding Common Stock shall be changed or converted into, or become exchangeable for, a larger or smaller number of Common Stock, then the number of Common Stock which the Holder shall be entitled to receive upon exercise of this Warrant in accordance with its terms shall be proportionately increased or decreased, in direct proportion to the increase or decrease in the number of Common Stock outstanding by reason of the recapitalization, and the per share Exercise Price hereunder in effect at the time of the recapitalization shall, in the case of an increase in the number of Common Stock purchasable hereunder, be proportionately reduced and, in the case of a decrease in the number of such Common Stock, be proportionately increased.

     6.2 Mergers, Consolidations; Conveyances. If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall merge or consolidate with, or convey all or substantially all of its property and assets to, any other corporation or corporations, then, upon the exercise of this Warrant in accordance with its terms after the effective date of such merger, consolidation or conveyance, the Holder shall be entitled to receive for the Exercise Price, in lieu of each of the shares of Common Stock otherwise purchasable hereunder, such shares, securities, or other property as may be issued or payable with respect to, or in exchange for, each of such shares of Common Stock and which the Holder would have received as the holder of record of each such share of Common Stock on the effective date of such merger, consolidation or conveyance.

     Section 7.  EXCHANGE, TRANSFER OR LOSS OF WARRANT.

     7.1 Exchange. This Warrant is exchangeable, without expense to the Holder and upon surrender hereof to the Company, for Related Warrants of different denominations entitling the Holder to purchase Warrant Shares equal in total number and identical in type to the Warrant Shares covered by this Warrant.

     7.2 Transfer. Subject to the provisions of Section 8, upon surrender of this Warrant to the Company with the attached
Assignment Form duly executed, the Company shall, without charge, execute and deliver a Related Warrant to the assignee named in such Assignment Form, and this Warrant shall promptly be cancelled.

     7.3 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification or bond in form and substance acceptable to the Company, or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a Related Warrant of like denomination. Any such Related Warrant executed and delivered shall constitute an additional obligation of the Company, whether or not this Warrant, reportedly lost, stolen, destroyed or mutilated, shall be at any time presented by anyone to the Company for exercise.

     Section 8.  TRANSFER RESTRICTION

     8.1 General. Anything contained hereto to the contrary notwithstanding, this Warrant may not be assigned, transferred (by operation of law or otherwise), hypothecated or sold, except as set forth in Section 8.2. Any such assignment or transfer shall be made by surrender of this Warrant to the Company or at the office of its transfer agent, if any, with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a Related Warrant in the name of the assignee and this Warrant shall promptly be cancelled. This Warrant may only be transferred or assigned as a whole unit as to the balance of the unexercised purchase rights as of the time of transfer. Partial transfer or assignment of this Warrant shall be prohibited.

     8.2 Securities Law Compliance. Except pursuant to the requirements of and in compliance with Rule 144 of the Securities
Act, the Warrant and Warrant Shares may not be sold, transferred, assigned or otherwise disposed of except as follows:

          (a) to a person who, in the opinion of counsel satisfactory to the Company and in the opinion of the Company's counsel, is a person to whom the Warrant Shares may legally be transferred without registration under the Securities Act and without the delivery of a current prospectus with respect thereto; or

          (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities (as to which a registration statement under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

     The Holder agrees that it will not at any time offer to sell, sell, transfer, pledge or otherwise dispose of this Warrant, or, upon receipt of Common Stock after exercise hereof, any of such Common Stock, except pursuant to either (a) an effective registration statement under the Securities Act or (b) an opinion of counsel satisfactory to the Company to the effect that such registration is not required. The Holder acknowledges that, in taking this unregistered Warrant, or in taking unregistered Common Stock upon exercise hereof, the Holder must continue to bear the economic risk of such investments for what may be an indefinite period of time. The Holder further agrees hereby that, prior to any transfer of this Warrant or the Common Stock received upon any exercise hereof (if such Warrant and/or Common Stock are not registered under the Securities Act), it will give written notice to the Company of its intention to effect such transfer. Upon receipt of such notice, the Company will promptly present it to counsel for the Company and counsel for the Holder and if the Company receives the opinion of such counsel, in form and substance satisfactory to the Company, that the proposed transfer may be effected without registration under the Securities Act and applicable state law, the Holder shall be promptly notified and shall be entitled to effect the transfer of this Warrant and/or the Common Stock in accordance with the terms specified in the notice delivered to the Company. The provisions of this Section 8.2 shall be binding upon all subsequent Holders of this Warrant and upon all subsequent holders of the certificates for the Common Stock bearing the legend specified in
Section 3 hereof.

     8.3 Representations of Holder. The Holder represents that it has acquired this Warrant for investment only, for its own account, and not with any present view to, or any offer to sale in connection with, the distribution thereof. The Holder represents that it is an "accredited investor" as that term is defined under Regulation D of the Securities Act and is able to bear the economic risk associated with an entire loss of its investment.

     Section 9.  REGISTRATION RIGHTS.

     9.1  Definitions.  For purposes of this Section 9:

               (a) The term "Act" shall mean the Securities Act of 1933, as amended;

               (b)  The terms "register," "registered" and
     "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission;

               (c)  The term "Registrable Securities" means the
     Common Stock issuable or issued upon the exercise of this Warrant, or Related Warrants.

     9.2 Piggyback Registration. If the Company proposes to register (but excluding for this purpose the Company's initial public offering of securities and any registration effected by the Company on a Form S-8 registration statement) any securities under the Act, it shall each such time:

               (a) Promptly (but in no event less than 30 days prior to the proposed filing date of the registration statement relating thereto) give written notice to Holder of such proposed registration; and

               (b)  Upon the written request of Holder to
     register any of its Registrable Securities, which request shall be given within 30 days after receipt of such written notice by the Company, the Company shall cause to be registered under the Act all of the Registrable Securities that Holder has requested to be registered.

     9.3 Obligations of the Company. Whenever required under this Section 9 to effect the registration of any Registrable
Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective for up to 90 days, or in the case of a shelf registration, the earlier of the time at which all of the Registrable Securities registered on the shelf registration have been sold, or the longest period permitted for registering securities or such shelf registration.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky Laws of such jurisdictions as shall be requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions, provided that this section shall be limited to the United States.

               (e)  In the event of any underwritten public
     offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g)  Furnish, at the request of any Holder
     requesting registration of Registrable Securities pursuant to this Section 9, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 9, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters, if any, and to the Holder requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accounts of the Company, in form and substance as customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities.

               (h)  List the Registrable Securities being
     registered on any national securities exchange on which a class of the Company's equity securities is listed or exercise its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. ("NASD"), including the NASDAQ National Market System, as the case may be, if the Company does not have a class of equity securities listed on a national securities exchange.

     9.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 that the Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     9.5 Expenses of Company Registration. The Company shall bear and pay expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 9.2 for Holder, including, without limitation, all printers' bills and account fees and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of special counsel for Holder.

     9.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 9.2 to include any of Holder's securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by Holder to be included in such offering, exceeds the amount of securities that the underwriters reasonably believe are compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling holder based on the then existing priority of registration rights, or in such other proportions as shall mutually be agreed to by such selling shareholders).

     9.7  Indemnification.  In the event any Registrable
Securities are included in a registration statement under this
Section 9:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder, the officers and directors or controlling persons of any Holder, any underwriter (as defined in the Act) for Holder, and each person, if any, who controls any Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged Omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any state law; and the Company will reimburse Holder, officer or director, underwriter or controlling person for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holders, officer, director, underwriter or controlling person.

               (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company and its underwriter, and any officers, directors or controlling persons thereof, against losses, claims, damages or liabilities that arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holders or (ii) any violation or alleged violation by Holder of the Act, the 1934 Act, or any state law.

               (c) Promptly after receipt by an indemnified party under this Section 9.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, in which case the indemnifying party shall not be liable to the indemnified party for any attorneys fees or expenses incurred by the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.7.

               (d) In order to provide for just and equitable contribution in any case in which any indemnified party makes claim for indemnification pursuant to this Section 9.7 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the provisions of this Section 9.7 hereof so provide for indemnification in such case, then, and in each such case, each indemnifying party and the indemnified party shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from all others) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party and the indemnified party from the registration of Registrable Securities; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of each indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the indemnified party or by the indemnifying parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if the respective obligations of the parties to contribute pursuant to this
     Section 9.7(d) were to be determined by pro rata or per capita allocation of the aggregate damages or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 9.7(d). For purposes of this Section 9.7(d), the term "damages" shall include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending against or appearing as a third party witness in any action or claim that is the subject of the contribution provisions of this
     Section 9.7(d).  Notwithstanding the provisions of this
     Section 9.7(d), a Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder, if any, and any person who controls such Holder or underwriter within the meaning of the 1934 Act in the aggregate shall not be required to contribute any amount in excess of the amount by which the total price of the Registrable Securities purchased by any such person or entity, directly or indirectly, from the Company exceeds the amount of any damages that such persons in the aggregate have otherwise been required to pay by reason of such untrue statement or omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under applicable law, other than the parties hereto and the persons controlling the parties hereto.

               (e)  The obligations of the Company under this
     Section 9.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 9.

     9.8 Reports Under 1934 Act. With a view to making available to Holders the benefits of Rule 144 and Rule 144A promulgated under the Act, and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public if the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Act and the 1934 Act;

               (c) furnish to Holders, so long as Holders own any Registrable Securities, forthwith upon request such information as may be reasonably requested in availing Holders of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     9.9 Participation in Underwritten Registrations. Holder may not participate in any registration hereunder which is underwritten unless Holder (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents required under the terms of such underwriting arrangements.

     Section 10.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to Holder the following:

     10.1 Authority. The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms.

     10.2 Valid Agreement. This Warrant, and the issue and delivery thereof has been duly and validly authorized, and this Warrant, when issued and delivered as provided in this Agreement, will be duly and validly issued and outstanding, and will constitute a valid and binding obligation of the Company.

     Section 11.  MISCELLANEOUS.

     11.1 Successors and Assigns. All the covenants and provisions of this Warrant that are by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

     11.2 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

               3PF.Com, Inc.
               One Airport Center
               7700 N. E. Ambassador place
               Portland, Oregon  97220
               Attention:  Bill Polich

     Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by first-class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:


               Bill LeVine
               LeVine Enterprises
               211 Spalding Drive, #604 South
               Beverly Hills, CA  90212

and to any other Holder addressed at his last known address as it shall appear on the books of the Company, until another address is designated in writing, with a copy to Holder by like mail.

     11.3 Jurisdiction; Waiver of Jury Trial. For any action related to the judicial enforcement or interpretation of this Warrant, and all other agreements or documents contemplated in or by this Warrant, the Company and Holder expressly consent to the jurisdiction of the Circuit Court for the County of Multnomah, State of Oregon or the Federal Court for the District of Oregon. The Holder waives his right to a jury trial of any claim or cause of action based upon or arising out of this Warrant or any dealings between the Company and Holder relating to this Warrant.

     11.4 Applicable Law. The validity interpretation and performance of this Warrant shall be governed by laws of the State of Oregon.

     11.5 Headings. The article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     This Warrant is executed as of November 7, 1999.

                                 3PF.COM, INC.



                                 By:____________________________
                                 _______
                                       F. Kim Cox, Secretary



                          EXERCISE FORM

            (To Be Executed by the Warrant Holder if
                    the Warrant is Exercised)


TO:       3PF.COM, INCORPORATED

The undersigned _________________________________________________
                    (Please insert name and Social Security or other identifying number of Subscriber)

hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, __________ shares of your Common Stock provided for therein and tenders payment herewith to the order of 3PF.Com, Incorporated in the amount of $____________.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:  __________________________________________________________

Address:  _______________________________________________________

Deliver to:  ____________________________________________________

Address:  _______________________________________________________

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the Shares of Common Stock purchasable under the attached Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:  _______________________________________________________

Dated:  _______________, 2000.  Signature
___________________________

                              Note:  Signature must correspond
                              with the name as written upon the
                              face of the Warrant in every
                              particular, without alteration or
                              enlargement or any change whatever.

                       FORM OF ASSIGNMENT

               (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________, of
________________________________________ the right to purchase
__________ shares of Common Stock evidenced by the within Warrant, and appoints _____________________________ to transfer the same on the books of 3PF.Com, Inc. with the full power of substitution in the premises.

Dated:  _____________________, 2000.


Signature:___________________________________________

                    Note: Signature must correspond with the name as written upon the face of the Warrant.

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